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                                                                   Exhibit 99.10

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 10 to Registration Statement No. 33-48692 on Form N-1A of our report dated September 6, 2000 appearing in the Annual Report of Merrill Lynch North Carolina Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust for the year ended July 31, 2000, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
November 3, 2000